Exhibit 10.38

FUND PARTICIPATION AGREEMENT

This Agreement dated as of the 2nd day of May 2005 is made by and among Nationwide Financial Services, Inc. (including any affiliates and/or subsidiaries listed on Exhibit A), Gartmore Mutual Fund Capital Trust, which serves as adviser, and Gartmore Distribution Services, Inc., which services as distributor, to the Gartmore Variable Insurance Trust (the “Trust”) with respect to its series of shares of beneficial interest (each, a “Fund,” and collectively, the “Funds”). In this Agreement, Gartmore Mutual Fund Capital Trust and Gartmore Distribution Services, Inc. are collectively referred to as “Gartmore.”

WHEREAS, Nationwide Financial Services, Inc. (“NFS”) or a subsidiary or affiliate thereof (collectively referred to as “NFS Affiliate/Subsidiary”) provides administrative and/or recordkeeping services to variable contracts, which may include, but are not limited to, variable annuity contracts, variable life insurance policies and various retirements plans, which meet the definition of retirement plans under Sections 401, 403 and 457 of the Internal Revenue Code of 1986, as amended (the “Code”) (collectively, “Contracts”); and

WHEREAS, NFS Affiliate/Subsidiary may issue variable annuity contracts and variable life insurance policies through separate accounts (“Variable Accounts”) as listed on Exhibit A; and

WHEREAS, the Contracts allow for the allocation of net amounts received by NFS to sub-accounts which correspond to each Fund for investment in shares of the Funds; and

WHEREAS, selection of a particular sub-account is made by the contract owner or by participants in various types of retirement plans and such contract owners and/or participants may reallocate their investment options among the sub-accounts in accordance with the terms of the Contracts; and

WHEREAS, NFS and Gartmore mutually desire the inclusion of the Funds as investment options for the Contracts; and

NOW THEREFORE, NFS and Gartmore, in consideration of the promises and undertakings described herein, agree that the Funds will be available in products and services provided by NFS subject to the following:

REPRESENTATIONS AND UNDERTAKINGS

REPRESENTATIONS BY NFS

NFS or an NFS Affiliate/Subsidiary agrees to perform certain administrative services (“Services”) as listed on Exhibit B.

NFS represents that the NFS Affiliates/Subsidiaries, including Variable Accounts, have been established and are in good standing under the state law in which they were organized. The Variable Accounts are registered under the Investment Company Act of 1940, as amended (the “1940 Act”), unless otherwise exempt therefrom.

NFS and its agents shall make no representations concerning the Funds or Fund shares except those contained in the Funds’ then current prospectuses, Statements of Additional Information or other documents produced by Gartmore (or an entity on its behalf) which contain information about the Funds. NFS agrees to allow a reasonable period of time for Gartmore to review any advertising and sales literature drafted by NFS (or agents on its behalf) with respect to the Funds prior to use and prior to submitting such material to any regulator.

NFS acknowledges that the identity of Gartmore (and its affiliates’ and/or subsidiaries’) customers and all information maintained about those customers constitute the valuable property of Gartmore. NFS agrees that, should it come into contact or possession of any such information (including, but not limited to, lists or compilations of the identity of such customers), NFS shall hold such information or property in confidence and shall not use, disclose or distribute any such information or property except with Gartmore prior written consent or as required by law or judicial process. This paragraph shall survive the expiration or termination of this Agreement.

NFS acknowledges that the services provided for under this Agreement by Gartmore are not exclusive and that the same skill will be used in performing services to other companies in similar contexts. NFS represents that it will use its best efforts to give equal emphasis and promotion to shares of the Funds as is given to other investment options that may be available in NFS contracts.

NFS represents that the Contracts marketed as annuity contracts and/or life insurance policies are currently treated as annuity contracts and/or life insurance policies under the appropriate provisions of the Code, and that it shall make every effort to maintain such treatment. NFS will promptly notify Gartmore upon having a reasonable basis for believing that the Contracts have ceased to be treated as annuity contracts or life insurance policies, or that the Contracts may not be so treated in the future.

For Contracts issued through the Variable Accounts, NFS represents that each Variable Account is a “segregated asset account” and that interests in each Variable Account are offered exclusively through the purchase of a “variable contract”, within the meaning of such terms pursuant to Section 1.817-5(f)(2) of the Federal Tax Regulations, and that it shall make every effort to continue to meet such definitional requirements. NFS shall promptly notify Gartmore upon having a reasonable basis for believing that such requirements have ceased to be met or that they may not be met in the future.

REPRESENTATIONS BY GARTMORE

Gartmore acknowledges that it receives substantial savings as a result of NFS performing those Services listed on Exhibit B on behalf of the Funds.

Gartmore and its agents shall make no representations about NFS except those contained in publicly available documents or other documents produced by NFS (or an entity on its behalf). Gartmore agrees to allow a reasonable period of time for NFS to review any advertising and sales literature drafted by Gartmore (or agents on its behalf) with respect to NFS prior to use and prior to submitting such material to any regulator.

Gartmore acknowledges that the identity of NFS (and its affiliates’ and/or subsidiaries’)

customers and that all information maintained about those customers constitute the valuable property of NFS. Gartmore agrees that, should it come into contact or possession of any such information (including, but not limited to, lists or compilations of the identity of such customers), Gartmore shall hold such information or property in confidence and shall not use, disclose or distribute any such information or property except with NFS’ prior written consent or as required by law or judicial process. This paragraph shall survive the expiration or termination of this Agreement.

Gartmore acknowledges that the services provided for under this Agreement by NFS or an NFS Affiliate/Subsidiary are not exclusive and that the same skill will be used in performing services to other companies in similar contexts. Gartmore represents that it will use its best efforts to give equal emphasis and promotion to NFS as is given to companies in similar contexts.

Gartmore represents that the Funds are currently qualified as regulated investment companies under Subchapter M of the Code, and that the Funds shall make every effort to maintain such qualification. Gartmore shall promptly notify NFS upon having a reasonable basis for believing that the Funds have ceased to so qualify, or that they may not qualify as such in the future.

Gartmore represents that any insurance Funds utilized in the Contracts currently comply with the diversification requirements pursuant to Section 817(h) of the Code and Section 1.817-5(b) of the Federal Tax Regulations, if required, and that such Funds will make every effort to maintain the Funds’ compliance with such diversification requirements, unless the Funds are otherwise exempt from Section 817(h) and/or except as otherwise disclosed in each Fund’s prospectus. Gartmore will notify NFS promptly upon having a reasonable basis for believing that the Funds have ceased to so qualify, of that the Funds might not so qualify in the future.

CUSTOMER PRIVACY

Gartmore acknowledges that it has read, and to the extent applicable agrees to comply with the Nationwide’s privacy policy that is explained in Nationwide’s Privacy Statement, herein attached as Exhibit F, which may be updated from time to time.

Gartmore agrees to comply with all laws, rules, regulations, and ordinances relating to privacy, confidentiality, security, data security, and the handling of customer information which may from time to time be established.

Gartmore agrees not to disclose or use any consumer nonpublic personal information (including nonpublic personal financial information and nonpublic personal health information), which may be supplied by Nationwide to Gartmore in performance under this Agreement other than to:

(a)	carry out the purpose for which the information was provided; and

(b)	to use or disclose the information as otherwise permitted or required by law

NFS agrees to comply with all laws, rules, regulations, and ordinances relating to privacy, confidentiality, security, data security, and the handling of customer information which may from time to time be established.

NFS agrees not to disclose or use any consumer nonpublic personal information (including nonpublic personal financial information and nonpublic personal health information), which may be supplied by Gartmore to NFS in performance under this Agreement other than to:

(a)	carry out the purpose for which the information was provided; and

(b)	to use or disclose the information as otherwise permitted or required by law

This provision will survive and continue in full force and effect after the termination of this Agreement.

TRADING

Subject to the terms and conditions of this Agreement, NFS shall be appointed to, and agrees to act, as a limited agent of Gartmore for the sole purpose of receiving instructions from authorized parties as defined by the Contracts for the purchase and redemption of Fund shares prior to the close of regular trading each Business Day. A “Business Day” shall mean any day on which the New York Stock Exchange is open for trading and on which the Fund calculates its net asset value as set forth in the Fund’s most recent prospectus and Statement of Additional Information. Except as particularly stated in this paragraph, NFS shall have no authority to act on behalf of Gartmore or to incur any cost or liability on its behalf.

Until such time as Gartmore and NFS are able to utilize the National Securities Clearing Corporation (“NSCC”) Defined Contribution Clearing and Settlement (“DCC&S”) Fund/SERV system; Gartmore will use its best efforts to provide to NFS or its designated agent closing net asset value, change in net asset value, dividend or daily accrual rate information and capital gain information by 7:00 p.m. Eastern Time each Business Day. NFS or its agent shall use this data to calculate unit values. Unit values shall be used to process the same Business Day’s contract transactions. Orders derived from, and in amounts equal to, instructions received by NFS prior to the Close of Trading on the New York Stock Exchange on any Business Day (“Day 1”) shall be transmitted without modification (except for netting or aggregating such orders) to Gartmore by 9:00 a.m. Eastern Time on the next Business Day. Such trades will be affected at the net assets value of each Fund’s shares calculated as of the Close of Trading on Day 1. Gartmore will not accept any order made on a conditional basis or subject to any delay or contingency. NFS shall only place purchase orders for shares of Funds on behalf of its customers whose addresses recorded on NFS’ books are in a state or other jurisdiction in which the Funds are registered or qualified for sale, or are exempt from registration or qualification as confined in writing by Gartmore.

Until such time as Gartmore and NFS are able to utilize the DCC&S Fund/SERV system, each party shall, as soon as practicable after its receipt of an instruction or confirmation transmitted, verify its receipt of such instruction or confirmation, and in the absence of such verification such a party to whom an instruction or confirmation is sent shall not be liable for any failure to act in accordance with such instruction or confirmation, and the sending party may not claim that such an instruction or confirmation was received by the other. Each party shall notify the other of any errors, omissions or interruptions in, or delay or unavailability as promptly as possible.

(a)	For those purchase orders not transmitted via the DCC&S Fund/SERV system,

NFS shall initiate payment to Gartmore or its designated agent in federal funds no later than 1:00 p.m. on the Business Day following the day on which the instructions are treated as having been received by Gartmore pursuant to this Agreement.

(b)

For those redemption orders not transmitted via the DCC&S Fund/SERV system, Gartmore or its designated agent shall initiate payment in federal funds no later than 1:00 p.m. on the Business Day following the day on which the instructions are treated as having been received by Gartmore pursuant to this Agreement.

At such time as Gartmore and NFS are able to transmit information via the NSCC’s DCC&S Fund/SERV System:

(a)

Orders derived from, and in amounts equal to, instructions received by NFS prior to the Close of Trading on Day 1 shall be transmitted without modification (except for netting and aggregation of such orders) via the NSCCs DCC&S Fund/SERV system to Gartmore no later than 5:00 A.M. Eastern Time on the Next Business Day. Such trades will be effected at the net asset value of each Fund’s shares calculated as of the Close of Trading on Day 1.

(b)

Gartmore and NFS shall mutually agree there may be instances when orders shall be transmitted to Gartmore via facsimile no later than 9:00 A.M. rather than through the DCC&S Fund/SERV system. In such instances, such orders shall be transmitted to Gartmore via facsimile no later than 9:00 A.M. Eastern Time on the next Business Day.

(c)

With respect to purchase and redemption orders received by Gartmore on any Business Day for any Fund, within the time limits set forth in this Agreement, settlement shall occur consistent with the requirements of DCC&S Fund/SERV system.

At such time as Gartmore and NFS are able to transmit information via the DCC&S Fund/SERV system; Gartmore or its designated agent shall send to NFS, via the DCC&S Fund/SERV system, verification of net purchase or redemption orders or notification of the rejection of such orders (“Confirmations “) on each Business Day for which NFS has transmitted such orders. Such confirmations shall include the total number of shares of each Fund held by NFS following such net purchase or redemption. Gartmore, or its designated agent, shall submit in a timely manner, such confirmations to the DCC&S Fund/SERV system in order for NFS to receive such confirmations no later than 11:00 A.M. Eastern Time the next Business Day. Gartmore or its designated agent will transmit to NFS via DCC&S NETWORKING system those Networking activity files reflecting account activity. In addition, within five (5) business days after the end of each month, Gartmore or its affiliate will send NFS a statement of account which shall confirm all transactions made during that particular month in the account.

DOCUMENTS AND OTHER MATERIALS

DOCUMENTS PROVIDED BY NFS

NFS agrees to provide Gartmore and/or the Trust, upon written request, any reports indicating the number of shareholders that hold interests in the Funds and such other information (including books and records) that Gartmore may reasonably request or as may be necessary or advisable to enable it to comply with any law, regulation or order.

DOCUMENTS PROVIDED BY GARTMORE

Within 10 Business Days after the end of each calendar month, Gartmore shall provide NFS, or its designee, a monthly statement of account, which shall confirm all transactions made during that particular month.

Gartmore shall promptly provide NFS, or cause NFS to be provided with, a reasonable quantity of the Funds’ prospectuses, Statements of Additional Information and any supplements thereto.

NOTICE

Each notice required by this Agreement shall be given in writing to:

NFS Financial Services, Inc.

One Nationwide Plaza 1-09-V3

Columbus, Ohio 43215

Attention Securities Officer

Fax Number: (614) 249-2112

Gartmore Mutual Fund Capital Trust

1200 River Road

Conshohocken, PA 19428

Attention: Treasurer

Fax Number: (484) 530-1327

Any party may change its address by notifying the other party(ies) in writing.

VOTING

For Variable Accounts that are registered under the 1940 Act and so long as and to the extent that the U.S. Securities and Exchange Commission (“SEC”) continues to interpret the 1940 Act to require pass-through voting privileges for variable contract owners, NFS shall distribute all proxy material furnished by Gartmore (provided that such material is received by NFS or its designated agent at least 10 Business Days prior to the date scheduled for mailing to contract owners) and shall vote Fund shares in accordance with instructions received from the contract owners who have interests in such Fund shares. NFS shall vote the Fund shares for which no instructions have been received in the same proportion as Fund shares for which said instructions have been received from the contract owners, provided that such proportional voting is not prohibited by a contract owner’s plan or trust document, if applicable. NFS and its agents will in no way recommend an action in connection with or oppose or interfere with the solicitation of proxies in the Fund shares.

EXPENSES

All expenses incident to the performance by NFS under this Agreement shall be paid by NFS. Likewise, all expenses incident to the performance by Gartmore under this Agreement shall be paid by Gartmore.

NFS shall not bear any of the expenses for the cost of registration of the Funds’ shares, preparation of the Funds’ prospectuses, proxy materials, and reports and the preparation of other related statements and notices required by law except as otherwise mutually agreed upon by the parties to the Agreement.

Should a Fund no longer be available in an NFS contract, Gartmore shall be responsible for any and all expenses incurred as a result of removing such Fund as an available investment option under the Contract.

For NFS’ annual mailing to customers of product and Fund prospectuses, Gartmore will pay the lesser of :

(a)	The cost to print individual Fund prospectuses; or

(b)	Gartmore’s portion of printing costs if NFS does not use individual prospectuses, but reprints Fund prospectuses in another format.

Should NFS desire to no longer have a Fund available in an NFS contract, NFS shall be responsible for any and all expenses incurred as a result of removing such Fund as an available investment option under the Contract.

Should a removal of a fund as an available investment option be mutually desired by the parties, the parties agree to equally share any expenses incurred as a result of removing such Fund as an available investment option.

Both NFS and Gartmore agree to provide reasonable advance notice of the election to remove a Fund as an available investment option in order to permit the parties to file documentation as may be required under applicable law.

CONFLICTS

Each party agrees to inform the other of the existence of, or any potential for, any material conflicts of interest between the parties and any possible implications of the same.

It is agreed that if it is determined by a majority of the members of the Board of Trustees of the Funds, or a majority of the Funds’ Trustees who are not “interested persons” (as defined in the 1940 Act) of any party to this Agreement or with respect to the distribution plan adopted by the Trust under Rule 12b-1 under the 1940 Act (“Rule 12b-1”), that a material conflict exists caused by NFS, NFS shall at its own expense, take whatever steps are necessary to remedy or eliminate such material conflict.

It is agreed that if it is determined by NFS that a material conflict exists caused by Gartmore, Gartmore shall at its own expense, take whatever steps are necessary to remedy or eliminate such material conflict.

INDEMNIFICATION

Each party shall promptly notify the other party(ies) in writing of any situation which presents or appears to involve a claim which may be the subject of indemnification under this Agreement and the indemnifying party shall have the option to defend against any such claim. In the event the indemnifying party so elects, it shall notify the indemnified party and shall assume the defense of such claim, and the indemnified party shall cooperate fully with the indemnifying party, at the indemnifying party’s expense, in defense of such claim. Notwithstanding the foregoing, the indemnified party shall be entitled to participate in the defense of such claim at its own expense through counsel of its own choosing. Neither party shall admit to wrong-doing nor make any compromise in any action or proceeding which may result in a finding of wrongdoing by the other party without the other party’s prior written consent. Any notice given by the indemnifying party to an indemnified party or participation in or control of the litigation of any such claim by the indemnifying party shall in no event be deemed an admission by the indemnifying party of culpability, and the indemnifying party shall be free to contest liability among the parties with respect to the claim.

INDEMNIFICATION BY NFS

NFS agrees to reimburse and/or indemnify and hold harmless Gartmore and each of its directors, officers, employees, agents and each person, if any, who controls Gartmore within the meaning of the Securities Act of 1933, as amended (the “1933 Act”), (collectively, “Gartmore Affiliated Party”) against any losses, claims, damages or liabilities (“Gartmore Losses”) to which Gartmore or any such Gartmore Affiliated Party may become subject under the 1933 Act or otherwise, insofar as such Gartmore Losses (or actions in respect thereof) arise out of or are based upon, but not limited to:

(1)	Any untrue statement or alleged untrue statement of any material fact contained in information furnished by NFS;

(2)

The omission or alleged omission to state in the registration statements, prospectuses, informational brochures or other similar material of NFS or with respect to the Trust or any of the Funds, a material fact required to be stated therein or necessary to make the statements therein with respect to the Trust or any of the Funds not misleading;

(3)	Conduct, statements or representations of NFS or its agents, with respect to the sale and distribution of Contracts for which Fund shares are an investment option;

(4)	The failure of NFS or an NFS Affiliate/Subsidiary to provide the services and furnish the materials under the terms of this Agreement;

(5)	A breach of this Agreement or of any of the representations contained herein; or

(6)

Any failure to register Contracts or Variable Account that do not meet any exemptions under federal or state securities laws, state insurance laws or failure to otherwise comply with applicable laws, rules, regulations or orders.

Provided however, that NFS shall not be liable in any such case to the extent that such statement, omission or representation or such alleged statement, alleged omission or alleged representation was made in reliance upon and in conformity with written information furnished to NFS by or on behalf of Gartmore specifically for use therein. NFS shall reimburse any legal or other expenses reasonably incurred by Gartmore or any Gartmore Affiliated Party in connection with investigating or defending any such Gartmore Losses, provided however, that NFS shall have prior approval of the use of said counsel or the expenditure of said fees.

This indemnity agreement shall be in addition to any liability that NFS may otherwise have.

INDEMNIFICATION BY GARTMORE

Gartmore agrees to reimburse and/or indemnify and hold harmless NFS and/or NFS Affiliate/Subsidiary and each of its directors, officers, employees, agents and each person, if any, who controls NFS or NFS Affiliate/Subsidiary within the meaning of the 1933 Act (collectively, “NFS Affiliated Party”) against any losses, claims, damages or liabilities (“NFS Losses”) to which NFS, NFS Affiliate/Subsidiary or any such NFS Affiliated Party may become subject under the 1933 Act or otherwise, insofar as such NFS Losses (or actions in respect thereof) arise out of or are based upon, but not limited to:

(1)

Any untrue statement or alleged untrue statement of any material fact contained in information furnished by Gartmore, including but not limited to, the registration statements, prospectuses, or sales literature of the Funds;

(2)

The omission or alleged omission to state in such registration statements, prospectuses, informational brochures or other similar material, a material fact required to be stated therein or necessary to make the statements therein no misleading;

(3)

A failure to keep applicable Funds qualified as regulated investment companies as required by the 1940 Act and applicable regulations thereunder, and if applicable, fully diversified as is required by the Code and applicable regulations thereunder;

(4)	The failure of Gartmore to provide the services and furnish the materials under the terms of this Agreement;

(5)	A breach of this Agreement or of any of the representations contained herein; or

(6)	A failure to register the Funds under federal or state securities laws or to otherwise comply with such laws, rules, regulations or orders.

Provided however, that Gartmore shall not be liable in any such case to the extent that such statement, omission or representation or such alleged statement, alleged omission or alleged representation was made in reliance upon and in conformity with written information furnished to Gartmore by or on behalf of NFS specifically for use therein.

Gartmore shall reimburse any legal or other expenses reasonably incurred by NFS or any NFS Affiliated Party in connection with investigating or defending any such NFS Losses, provided however, that Gartmore shall have prior approval of the use of said counsel or the expenditure of said fees.

This indemnity agreement shall be in addition to any liability which Gartmore may otherwise have.

SERVICE FEES

In consideration for the Services provided by NFS pursuant to this Agreement, Gartmore will calculate and pay, or cause one of its affiliates to pay, and NFS or an NFS Affiliate/Subsidiary that is registered as a broker/dealer, will be entitled to receive from Gartmore a fee (“Service Fee”). Such fee will be calculated at an annualized rate equal to the rates shown on Exhibit C of the average daily net assets of each Fund for which NFS performed administrative services during the period in which they were earned.

The Service Fees will be paid to NFS, or its designee, by electronic funds transfer as soon as practicable, but no later than 30 days after the end of the period in which they were earned. If the Fund assets administered by NFS are less than $1 billion as of December 31 of the prior calendar year, the Service Fees will be paid on a quarterly basis. Once assets are greater than $1 billion, the Service Fees will be paid on a monthly basis. The Service Fee payment will be accompanied or preceded by a statement showing the calculation of the amounts being paid by Gartmore for the relevant period and such other supporting data as may be reasonably requested by NFS.

The Service Fee shall be paid either by:

(a)	Gartmore or one of its affiliates from general operating funds;

(b)

Gartmore or one of its affiliates from funds received pursuant to a shareholder service plan (“Rule 12b-1 Plan”) a copy of which is attached as Exhibit D and incorporated herein by reference. Services are listed on Exhibit E.

(c)	Administrative Services fee paid by the Funds; or

(d)	A combination thereof.

The Service Fee shall be calculated as an annualized percentage of the average aggregate amount invested in the Funds for the applicable period. The average aggregate amount shall be computed by totaling the aggregate investment on each business day during the period and dividing by the total number of Business Days during the period.

The parties agree that a Service Fee will be paid to NFS or its designee according to this

Agreement with respect to each Fund as long as shares of such Fund are held by an NFS Affiliate/Subsidiary on behalf of the beneficial owners of contracts issued by an NFS Affiliate/Subsidiary. This provision will survive the termination of this Agreement.

Fees paid pursuant to a Rule 12b-l Plan may be terminated at any time, without the payment of any penalty, by the vote of a majority of the members of the Board of Trustees of the Trust who are not interested persons of the Trust and who have no direct or indirect financial interest in the operation of the Rule 12b-1 Plan or in any related agreements to the Rule 12b-l Plan (“Disinterested Trustees”) or by a majority of the outstanding voting securities of the applicable Fund or Funds and/or applicable class or classes of such Fund or Funds, upon delivery of written notice thereof to the parties to this Agreement.

NFS and Gartmore agree that the Service Fees described in this Agreement are for administrative and distribution services of the Funds only, and do not constitute payment in any manner for investment advisory services for the Fund or for costs of administrative and distribution services on behalf of the Contracts.

COMPLIANCE WITH AGREEMENT

The forbearance or neglect of any party to insist upon strict compliance by another party with any of the provisions of this Agreement, whether continuing or not, or to declare a forfeiture of termination against the other parties, shall not be construed as a waiver of any rights or privileges of any party hereunder. No waiver of any right or privilege of any party arising from any default or failure of performance by any party shall affect the rights or privileges of the other parties in the event of a further default or failure of performance.

TERMINATION

This Agreement shall terminate as to the availability of shares of the Funds for new Contracts:

(1)	at the option of NFS or Gartmore upon at least 90 days’ advance written notice to the other;

(2)

at any time upon Gartmore’s election, if the Funds determine that liquidation of the Funds is in the best interest of the Funds or their beneficial owners (reasonable advance notice of election to liquidate shall be provided to NFS in order to permit the substitution of Fund shares, if necessary, with shares of another investment company pursuant to the 1940 Act and other applicable securities regulations);

(3)	if the applicable annuity contracts and life insurance policies are not treated as annuity contracts or life insurance policies by the applicable regulators or under applicable rules and regulations;

(4)	if the Variable Accounts are not deemed “segregated asset accounts” by the applicable regulators or under applicable rules and regulations;

(5)	at the option of NFS, if Fund shares are not available for any reason to meet the requirements of Contracts as determined by NFS (reasonable advance notice of election to terminate (and time to cure) shall be furnished by NFS);

(6)

at the option of NFS or Gartmore, upon institution of relevant formal proceedings against the broker-dealer(s) marketing the Contracts, the Variable Accounts, NFS, an NFS Affiliate/Subsidiary or the Funds by the National Association of Securities Dealers, Inc., the U.S. Internal Revenue Service, the U.S. Department of Labor, the SEC, state insurance departments or any other regulatory body;

(7)

upon a decision by NFS, in accordance with the 1940 Act and applicable regulations, to substitute such Fund shares with the shares of another investment company for Contracts for which the Fund shares have been selected to serve as the underlying investment medium (NFS shall give at least 60 days’ written notice to Gartmore of any proposal to substitute Fund shares);

(8)	upon assignment of this Agreement unless such assignment is made with the written consent of each party; and

(9)

in the event Fund shares are not registered, issued or sold pursuant to federal law and state securities laws, or such laws preclude the use of Fund shares as an underlying investment medium of Contracts issued or to be issued by an NFS Affiliate/Subsidiary (prompt written notice shall be given by either party to the other in the event the conditions of this provision occur).

JURISDICTION

This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of Ohio, without respect to its choice of law provisions and in accordance with the 1940 Act. In the case of any conflict, the 1940 Act shall control.

PARTNERSHIPS/JOINT VENTURES

Nothing in this Agreement shall be deemed to create a partnership or join venture by and among the parties hereto.

AMENDMENTS TO THIS AGREEMENT

This Agreement supersedes any and all prior Agreements made by and between the parties.

This Agreement may not be amended or modified except by a written amendment, which includes any amendments to the Exhibits, executed by all parties to the Agreement.

EXECUTION

Each party hereby represents and warrants to the other that the persons executing this Agreement on its behalf are duly authorized and empowered to execute and deliver the Agreement and that the Agreement constitutes a legal, valid and binding obligation, and is enforceable in accordance with its terms. Except as particularly set forth herein, neither party assumes any responsibility hereunder and will not be liable to the other for any damages, loss of data, delay or any other loss whatsoever caused by events beyond its control.

This Agreement may be executed by facsimile signature and it may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

NATIONWIDE FINANCIAL SERVICES, INC.	GARTMORE MUTUAL FUND CAPITAL TRUST

/s/ Karen R. Colvin	/s/ Gerald J. Holland
By: Karen R. Colvin	By: Gerald J. Holland
Title: Product Officr	Title: Senior Vice President

GARTMORE DISTRIBUTION SERVICES, INC.

/s/ Gerald J. Holland
By: Gerald J. Holland
Title: Senior Vice President

EXHIBIT A

This Exhibit corresponds to the Fund Agreement dated as of May 2, 2005.

Registered Broker Dealers

Nationwide Investment Services Corporation

Affiliates and Subsidiaries

Nationwide Life Insurance Company

Nationwide Life and Annuity Insurance Company

Nationwide Life Insurance Company of America

Nationwide Life and Annuity Insurance Company of America

Nationwide Trust Company, FSB

Nationwide Retirement Solutions, Inc.

National Deferred Compensation, Inc.

Nationwide Retirement Solutions of Alabama, Inc.

Nationwide Retirement Solutions of Arizona, Inc.

Nationwide Retirement Solutions of Arkansas, Inc.

Nationwide Retirement Solutions of Montana, Inc.

Nationwide Retirement Solutions of Nevada, Inc.

Nationwide Retirement Solutions of New Mexico, Inc.

Nationwide Retirement Solutions of Ohio, Inc.

Nationwide Retirement Solutions of Oklahoma, Inc.

Nationwide Retirement Solutions of South Dakota, Inc.

Nationwide Retirement Solutions of Texas, Inc.

Nationwide Retirement Solutions of Wyoming, Inc.

Variable Accounts

Nationwide Variable Account - II

Nationwide Variable Account - 3

Nationwide Variable Account - 4

Nationwide Variable Account - 5

Nationwide Variable Account - 6

Nationwide Variable Account - 7

Nationwide Variable Account - 8

Nationwide Variable Account - 9

Nationwide Variable Account - 10

Nationwide Variable Account - 11

Nationwide Variable Account - 11

Nationwide Variable Account - 12

Nationwide Variable Account –13

Nationwide Variable Account –14

Nationwide Variable Account –15

Nationwide Variable Account –16

Multi-Flex Variable Account –

Nationwide VA Separate Account – A

Nationwide VA Separate Account – B

Nationwide VA Separate Account – C

Nationwide VA Separate Account – D

Nationwide VLI Separate Account

Nationwide VLI Separate Account – 2

Nationwide VLI Separate Account – 3

Nationwide VLI Separate Account – 4

Nationwide VL Separate Account

Nationwide VL Separate Account – A

Nationwide VL Separate Account – B

Nationwide VL Separate Account – C

Nationwide VL Separate Account – D

Nationwide VL Separate Account – E

Nationwide DC Variable Account

Nationwide DC Variable Account – II

NACo Variable Account

Nationwide Governmental Plans Variable Account

Nationwide Governmental Plans Variable Account - II

Nationwide Qualified Plans Variable Account

Nationwide Private Placement Variable Account

Nationwide Private Placement Variable Account – II

Ohio DC Variable Account

EXHIBIT B

Administrative Services Provided by NFS

Pursuant to the Agreement, NFS shall perform all administrative and shareholder services with respect to the Contracts (including various retirements plans, which meet the definition of retirement plans under Sections 401, 403 and 457 of the Code (each, a “Plan”)), including but not limited to, the following:

1.

Maintaining separate records for each Contract owner and each Plan, which shall reflect the Fund shares purchased and redeemed and Fund share balances of such Contract owners and Plans. Nationwide will maintain accounts with each Fund on behalf of Contract owners and Plans, and such account shall be in the name of Nationwide (or its nominee) as the record owner of shares owned by such Contract owners and Plans.

2.	Disbursing or crediting to Contract owners and Plans all proceeds of redemption of shares of the Funds and all dividends and other distributions not reinvested in shares of the Funds.

3.	Supporting and responding to service inquiries about the Trust and the Funds from Contract owners and Plans.

4.	Maintaining and preserving all records required by law to be maintained and preserved in connection with providing the Services for Contract owners and Plans.

5.

Distributing to Contract owners and Plans, to the extent required by applicable law, Funds’ prospectuses, proxy materials, periodic fund reports to shareholders and other materials that the Funds are required by law or otherwise to provide to their shareholders or prospective shareholders.

6.

Receiving, aggregating and processing purchase and redemption orders from Contract owners and Plans and placing net purchase and redemption orders with the Funds’ transfer agent on behalf of the Contract owners and Plans.

EXHIBIT C

TO FUND PARTICIPATION AGREEMENT

This Exhibit corresponds with the Agreement dated as of May 2, 2005.

GVIT Funds	Basis Points per annum
Variable Annuity and Variable Life:
Class I, Class III, and Class IV – All funds, except those otherwise noted	35 bps
Class II – All Funds	50 bps
Money Market Fund	25 bps
Money Market Fund Class V	20 bps
Money Market Fund II	40 bps
GVIT Investor Destinations Funds	40 bps
GVIT Mid Cap Index Class I – Products launched before 11/1/97	30 bps
GVIT Mid Cap Index Class I – Products launched on or after 11/1/97	25 bps
Gartmore GVIT Global Health Sciences Class III – Choice Venue Product Only	50 bps
Gartmore GVIT U.S. Growth Leaders Fund Class III – Choice Venue Product Only	50 bps
2003 New VA/VL Menus:
Van Kampen GVIT Multi-Sector Bond Fund Class I	40 bps
Federated GVIT High Income Bond Fund Class I	40 bps
Class IV Shares of specific GVIT funds (Provident Distribution Only):
Equity 500 Fund	10 bps
Mid Cap Growth Fund	18 bps
Money Market Fund	15 bps

457 and 401(k)
Equity Funds	40 bps
Fixed Income	35 bps
Money Market Fund	25 bps

Nationwide Trust Company Program – One-Time Set-Up Fee for funds added to the program beginning in October, 2002	$1,500
Nationwide Advisory Services (Wrap) Program – One Time Set-Up Fee for Funds	$1,500
Nationwide Advisory Services (Wrap) Program – Annual Maintenance Fee	$1,000

EXHIBIT D (12b-1 Plan)

TO FUND PARTICIPATION AGREEMENT

EXHIBIT E

Services Provided By NFS For 12b-1 Fees

NFS shall perform services including, but are not limited to, some or all of the following:

Shareholder services:

(a)	Answering routine shareholder inquiries regarding the Funds.

(b)	Providing information to shareholders on their investments in the Funds.

(c)	Processing purchase, exchange and redemption requests from customers and placing orders with GDSI or the Funds’ designated transfer agent.

(d)	Providing personnel and communication equipment used in connection therewith.

(e)	Providing such other services as Distributor may reasonably request.

(f)	Preparing such quarterly reports for Distributor as shall reasonably be required by Distributor.

(g)	Maintaining records of sales, redemptions and repurchases of Shares and furnishing the Distributor with such records on request.

(h)	Distributing Prospectuses and reports to the Client-shareholders.

Distribution Fee:

(a)	GDSI or an affiliate can make payments to broker/dealers and other eligible institutions for distribution assistance pursuant to an agreement with the Broker/Dealer; and

(b)

Reimbursement pursuant to an agreement in connection with distribution assistance including, but not limited to, the reimbursement of expenses relating to printing and distributing advertising, sales literature and reports to shareholders.

EXHIBIT F

Nationwide Privacy Statement

Nationwide Financial Privacy Statement

Nationwide values you as a customer and respects your right to privacy. We recognize that you purchase our products and services because you trust that we will stand behind our promises. In turn, we pledge our commitment to treating your information responsibly. The Nationwide Financial companies listed below have established the following policies to assure you that we are committed to protecting your privacy.

How do we protect the confidentiality and security of your information?

We maintain physical, electronic and procedural safeguards to ensure your personal information is treated responsibly and in accordance with our privacy policy. We also restrict access to your personal information within our organization to those employees who need to know that information to provide products or services to you, or to conduct Nationwide business. Employees who have access to customer information may use it only for legitimate business purposes. Additionally, we safeguard customer information in accordance with applicable data security regulations.

What personal information do we collect about you?

We collect personal information about you from the following sources:

•	Information we receive from you on applications and other forms;

•	Information about your transactions with us, our affiliates, or others; and

•	Depending upon the product or services you are requesting, information we receive from consumer reporting agencies, medical providers, or others.

What categories of information do we disclose and to whom?

We may disclose the following information to entities that perform marketing and administrative services on our behalf or as required or permitted by law for legal, regulatory or other purposes:

•

Information we receive from you on applications or other forms, such as your name, address, beneficiaries, Social Security number, family member information, assets, income, and property locations and values.

•

Information about your transactions with us, our affiliates, or others, such as your account balance, policy coverage, payment history, the premium you pay, the shares you purchase, preferences, claims information, and the method of your purchase.

•

If required for the products you select, information we receive from consumer reporting agencies and other sources, such as your creditworthiness, motor vehicle and driver data, medical and employment information, loss history reports, and additional driver data.

In certain special situations, we may share some of your personal information with non-affiliated third parties, including other financial institutions and service providers that provide marketing support to them, to help them market products and services other than those from Nationwide Financial and its affiliated companies. Before sharing such information relating to you, we will give you a supplemental notice and an opportunity to opt out of this information sharing.

Is your medical information confidential?

While we sometimes must collect medical information to provide you a product or to pay a claim, we do not use or share it, internally or externally, for any purpose except the following:

•	underwriting insurance;

•	administering your policy, account, or claim;

•	as required or permitted by law; or

•	as otherwise authorized by you

Questions?

We value our customers and want you to understand how we use the information we collect. If you have a ny questions about our privacy policy, please contact us toll free at:

Individual Annuities (Best of America®)

Life and Health Operations

1-866-223-0303

Nationwide® Retirement Solutions

1-877-677-3678

National Deferred Compensation

1-800-795-4457

Pension Operations 1-800-470-4889

•	You may obtain a description of Nationwide Financial’s procedures that allow you to review your personal information.

•	In accordance with our procedures, we will provide you access to your personal information that we control and can reasonably retrieve, upon verification of your request.

•

You may request that we correct your personal information in our files. Please note that Nationwide Financial does not control information given to us by third parties. So, you will need to contact the third party to correct any information it gave us.

•

You may request the name and address of the consumer-reporting agency from which we have obtained a report on you, if any. You may request that the consumer reporting agency provide you with a copy of the report it makes.

This privacy statement describes our privacy practices for both current and former customers. We will provide one copy of this notice to joint policy or contract holders; please share this information with everyone covered by your policy or contract. Upon your request, we will send additional copies of this statement.

Thank you for choosing Nationwide.

We look forward to building a lifetime relationship with you.

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